                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-72124, 2-85698, 2-97280, 33-37319, 33-37323,
33-59005, 33-55613, 33-10801, 33-11-790, 333-79227, 333-90127, and 333-30918),
on Form S-3 (File Nos. 2-84252, 33-9706, 33-22196, 33-47213, 333-23025, and
333-80781) and on Form S-4 (File Nos. 33-58117 and 33-48960) of Millipore Corporation of our report dated January 22, 2003 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
March 11, 2003